Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 30, 2018, in the Registration Statement (Form F-1) and related Prospectus of Arco Platform Limited for the registration of Class A common shares.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

Fortaleza, Brazil

August 24, 2018